UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2006

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 861-7900

RAIT Investment Trust

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2006, RAIT Financial Trust (formerly RAIT Investment Trust) (“RAIT”), RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as the borrowers, and KeyBank National Association, as administrative agent, and certain lenders entered into an amendment to a Revolving Credit Agreement dated as of October 24, 2005, by and among the borrowers, the administrative agent and these lenders. This amendment amends or waives certain definitions and financial covenants contained in the revolving credit agreement. This amendment was entered into in connection with the merger described in Item 2.01 below. A copy of this amendment is attached to this current report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 11, 2006, Taberna Realty Finance Trust (“Taberna”) merged (the “Merger”) with RT Sub Inc. (“RT Sub”), a newly formed subsidiary of RAIT, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 8, 2006 among RAIT, Taberna and RT Sub. Taberna became a subsidiary of RAIT. As a result of the Merger, each Taberna common share was converted into the right to receive 0.5389 of a RAIT common share. RAIT issued an aggregate of 23,904,388 RAIT common shares in the Merger and, immediately following the merger, had 52,145,491 common shares outstanding. As a result of the Merger, each share of RT Sub’s series of nonvoting preferred stock was converted into a Taberna preferred share. The assets of Taberna as of September 30, 2006 consisted primarily of investments in securities and security-related receivables and investments in residential mortgages and mortgage-related receivables. On December 11, 2006, RAIT issued a press release announcing the completion of the Merger. A copy of this press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The exchange ratio of 0.5389 reflected the book values of Taberna and RAIT and was calculated by dividing Taberna’s book value per share of $9.29 at March 31, 2006, the end of the most recent accounting period prior to the date of the Merger Agreement, by RAIT’s book value per share of $17.24 at March 31, 2006. Book value was used by the parties as a basis for agreement because the market value of financial real estate investment trusts is generally reflective of their book value, after taking into consideration other factors such as quality of management, profitability and cash available for dividends. The book value per share of each of Taberna and RAIT was determined by dividing the common shareholders’ equity by the number of common shares outstanding on a fully diluted basis.

Certain Transactions and Relationships

Set forth below are descriptions of transactions and relationships between Taberna and RAIT, any affiliate of RAIT or any trustee or officer of RAIT or any associate of such trustee or officer.

The Chairman and Chief Executive Officer of RAIT prior to the Merger and the Chairman after the Merger, Betsy Z. Cohen, is the mother of the Chairman and Chief Executive Officer of Taberna before the Merger and the Chief Executive Officer and a trustee of RAIT after the Merger, Daniel G. Cohen. Jonathan Z. Cohen, the son of Betsy Z. Cohen and the brother of Daniel G. Cohen, was a trustee of RAIT who resigned upon the effective time of the Merger.

Scott F. Schaeffer, President and Chief Operating Officer of RAIT prior to the Merger and Co-President of RAIT after the Merger, had been a member of an investment committee for a Taberna subsidiary since 2005 until the effective time of the Merger. As compensation for his services on Taberna’s investment committee, Mr. Schaeffer received an annual fee of $25,000 and restricted common shares from Taberna. All of the 5,093 restricted Taberna common shares received by Mr. Schaeffer in 2005 vested upon the completion of the Merger. Mr. Schaeffer received 3,333 restricted Taberna common shares for his services rendered in June 2006 and these shares will continue to vest post-Merger as to one-twelfth of the total amount granted as of the end of each quarter for the four-year vesting period of the grant.

Daniel G. Cohen is the beneficial owner of Cohen Brothers, LLC, the parent of Cohen & Company Securities, LLC, a registered broker-dealer. Mr. Cohen is the Chairman of the Board of Directors of Cohen Brothers, LLC. RAIT engaged Cohen & Company Securities, LLC in connection with a collateralized debt obligation transaction by RAIT and paid fees in the amount of $5,075,000 to Cohen & Company Securities, LLC in connection therewith.

Betsy Z. Cohen has been the Chairman of the Board of The Bancorp Bank (“Bancorp”), a commercial bank, since November 2003 and a director of The Bancorp, Inc. (“Bancorp Inc.”), a registered financial holding company for Bancorp, since September 2000 and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Daniel G. Cohen (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. RAIT maintains most of its checking, demand deposit, and restricted cash accounts at Bancorp. Taberna maintains cash and cash equivalents at several banks including Bancorp. RAIT also pays Bancorp a monthly fee for information system technical support services. RAIT paid $19,500 and $49,500 for these services for the three and nine months ended September 30, 2006, respectively. RAIT subleases a portion of its downtown Philadelphia office space under an operating lease with Bancorp Inc. Rent paid to Bancorp Inc. was approximately $101,000 and $269,000 for the three and nine months ended September 30, 2006, respectively.

In November 2006, RAIT entered into an agreement of sale to dispose of its investment in 6006 Executive Boulevard, LLC to a third party for cash. The total sales price of $13,000,000 will be paid at closing, net of a $500,000 earnest money deposit which is held by RAIT and would be retained in the event that the purchaser does not complete the transaction. The net proceeds will be used to repay $6,998,077 of existing mortgage indebtedness with any remaining net proceeds being available for distributions to the members. RAIT expects to complete the sale by December 31, 2006. Daniel G. Cohen controls an entity with a 15.4% ownership interest in 6006 Executive Boulevard, LLC. This indirect ownership interest represents a minority interest in 6006 Executive Boulevard, LLC with the remaining 84.6% owned by RAIT. Although the ultimate gain on sale and distributable net cash proceeds have not been determined, the estimated amount payable to Mr. Cohen is approximately $375,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of December 11, 2006, as contemplated by the Merger Agreement, upon the effective time of the Merger:

Resignations of Trustees

(a) Jonathan Z. Cohen, Joel R. Mesznik and R. Randle Scarborough resigned from RAIT’s Board of Trustees.

Elections and Appointments of Trustees and Officers

(b) The following individuals were designated by Taberna to join RAIT’s Board of Trustees at the effective time of the Merger pursuant to the Merger Agreement and were elected by RAIT’s Board of Trustees to RAIT’s Board of Trustees as of the effective time of the Merger: Daniel G. Cohen, Frank A. Farnesi, John F. Quigley, III and Murray Stempel, III. Additional information regarding these trustees is provided below:

Daniel G. Cohen, age 37. Mr. Cohen became Chief Executive Officer and a Trustee of RAIT as of the effective time of the Merger. Mr. Cohen was chairman of the board of Taberna from March 2005 until the effective time of the Merger and has been chief executive officer of Taberna since March 2005. He has also served as the chairman of the board of Cohen Brothers, LLC, an investment banking firm, and of Alesco Financial Inc. (formerly Alesco Financial Trust), a real estate investment trust, since 2001 and 2006, respectively. Mr. Cohen (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. Mr. Cohen has served as a member of the board of directors of TRM Corporation, a consumer services company, since 2000 and as its chairman since 2003. From 1998 to 2000, Mr. Cohen served as the chief operating officer of Resource America Inc., an asset management company. From 1997 to 1999, Mr. Cohen was a director of Jefferson Bank of Pennsylvania, a commercial bank acquired by Hudson United Bancorp in 1999. Mr. Cohen serves on the Investment Committee of the Board of Trustees of RAIT. For a description of certain transactions and relationships involving RAIT and affiliates of Mr. Cohen, see “Certain Transactions and Relationships” under Item 2.01 above which is incorporated herein by reference.

Frank A. Farnesi, age 59. Mr. Farnesi became a Trustee of RAIT as of the effective time of the Merger. He was a member of Taberna’s Board of Trustees from April 2005 until the effective time of the Merger. Mr. Farnesi is a retired partner of the international accounting firm of KPMG LLP. Mr. Farnesi worked at KPMG from 1969 to 2001, and was partner at KPMG from 1980 to 2001. Before retiring from KPMG, he was the Pennsylvania Business Unit Partner in Charge of Tax. He also served as National Partner in Charge of Tax Compliance and worked with a wide variety of clients in the banking, real estate, technology and private equity fields. He currently serves on the Board of Education of the Archdiocese of Philadelphia and the Board of Trustees of Immaculata University. He also serves on the Board of Managers of Beneficial Savings Bank, where he chairs the audit committee. Mr. Farnesi serves on the Audit Committee of the Board of Trustees of RAIT.

John F. Quigley, III, age 44. Mr. Quigley became a Trustee of RAIT as of the effective time of the Merger. He was a member of Taberna’s Board of Trustees from April 2005 until the effective time of the Merger. Since February 2006, he has been a vice president with Patriarch Management Company, a commercial real estate company in suburban Philadelphia. From 2004 to January 2006, he was the chief financial officer and chief administrative officer of Storecast Merchandising Corp., an in-store merchandising services company. From 2003 to 2004, Mr. Quigley was a financial consultant with LeBus Bakery, Inc. and Patriarch Management Company. From 1999 to 2003, Mr. Quigley was the co-founder and co-managing partner of Harron Capital, LP, a private equity fund. From 1998 to 2003, Mr. Quigley was co-founder, principal and chief financial officer of Metrocast Cablevision of New Hampshire, LLC, a cable television company. From 1991 to 1999, Mr. Quigley served in various capacities, including chief financial officer, vice president of finance/administration and treasurer of Harron Communications Corp., a privately held cable television, broadcast television and direct broadcast satellite company. Mr. Quigley serves on the Compensation Committee, the Nominating and Governance Committee and the Investment Committee of the Board of Trustees of RAIT.

Murray Stempel, III, age 51. Mr. Stempel became a Trustee of RAIT as of the effective time of the Merger. He was a member of Taberna’s Board of Trustees from April 2005 until the effective time of the Merger. From 2000 to 2004, he was a senior vice president at Royal Bank America, a wholly-owned subsidiary of the bank holding company, Royal Bancshares of Pennsylvania, Inc. He is currently an executive vice president and Chief Lending Officer at Royal Bank America, responsible for the day-to-day management of the bank. Mr. Stempel is a director of Royal Bancshares of Pennsylvania, Inc. Mr. Stempel serves as the Chairman of the Nominating and Governance Committee and serves on the Investment Committee of the Board of Trustees of RAIT.

(c) The following individuals were appointed as officers of RAIT with the titles indicated by RAIT’s Board of Trustees as of the effective time of the Merger in accordance with their respective employment agreements:

Daniel G. Cohen. Mr. Cohen became Chief Executive Officer and a Trustee of RAIT. See Mr. Cohen’s biography above.

Mitchell Kahn, age 34. Mr. Kahn became Co-President of RAIT following the Merger. Mr. Kahn has been Taberna’s Executive Vice President since March 2005 and the President of Taberna’s subsidiary, Taberna Securities, LLC, since March 2005. Prior to joining Taberna, Mr. Kahn was a managing director at Cohen Brothers, LLC, an investment bank, from 2004 to 2005. Prior to joining Cohen Brothers, LLC, Mr. Kahn was a senior associate at Cadwalader, Wickersham & Taft LLP, a law firm, from 1998 to 2004 where he specialized in real estate finance, acquisitions and dispositions and representation of REITs and real estate operating companies.

Jack E. Salmon, age 52. Mr. Salmon became Chief Financial Officer and Treasurer of RAIT following the Merger. Mr. Salmon has been Taberna’s Executive Vice President, Chief Financial Officer and Treasurer since March 2005. Mr. Salmon was employed by Cohen Brothers, LLC, an investment bank, from January 2005 until Taberna commenced operations in April 2005. From 2003 until joining Cohen Brothers, LLC, an investment bank, he was a vice president and chief accounting officer of The Rubenstein Company, L.P., a diversified privately-owned real estate company that owned a portfolio of office buildings with assets of approximately $1.0 billion during this period. From 1975 to 2003, Mr. Salmon worked in public accounting serving a variety of real estate and financial services companies, including public and privately held REITs, major real estate opportunity funds, developers and institutional investors in real estate. From 2002 to 2003, Mr. Salmon was a partner with KPMG LLP, an accounting firm. Mr. Salmon was a partner with Arthur Andersen LLP, an accounting firm, from 1989 to 2002. As a partner with Arthur Andersen LLP, Mr. Salmon had lead partner responsibility for REIT initial public offerings, due diligence engagements and SEC matters. He also advised multiple REITs on acquisitions, mergers and portfolio transactions.

(d) RAIT’s Board of Trustees made changes to the titles held by the following current officers of RAIT so that these officers held the titles indicated opposite their name as of the effective time of the Merger:

NAME	OFFICE
Betsy Z. Cohen	Chairman of the Board
Scott F. Schaeffer	Co-President
Ellen J. DiStefano	Chief Accounting Officer
Kenneth R. Frappier	Chief Credit Officer

Biographical information concerning these officers is included in RAIT’s Proxy Statement on Schedule 14A filed April 14, 2006 which information is incorporated herein by reference.

Certain Compensation Plans and Agreements

Effective upon the closing of the Merger described in Item 2.01 above, RAIT assumed Taberna’s 2005 Equity Incentive Plan (the “Taberna Plan”) and Taberna’s obligations thereunder. RAIT does not anticipate making any further awards under the Taberna Plan until RAIT obtains any shareholder approval that may be required by New York Stock Exchange rules. Mr. Cohen, Mr. Farnesi, Mr. Kahn, Mr. Quigley, Mr. Salmon and Mr. Stempel are among the persons who will continue to hold RAIT common shares issued subject to restrictions under the Taberna Plan. A copy of the Taberna Plan is attached to this current report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference.

On June 8, 2006, RAIT entered into employment agreements, which became effective upon completion of the Merger, with Messrs. Cohen and Salmon. In addition, Mitchell Kahn entered into an amendment to his employment agreement with Taberna that became effective upon the completion of the Merger pursuant to which RAIT assumed the employment agreement and became the employer thereunder. From and after the Merger, these executive officers are eligible to participate in the RAIT 2005 equity incentive plan.

These employment agreements are each for a three-year term commencing on the effective date of the Merger (with the exception of Mr. Kahn’s employment agreement, which will terminate on April 28, 2008), and provide the following initial annual base salaries and titles with RAIT: Daniel G. Cohen, $600,000, Chief Executive Officer; Jack E. Salmon, $400,000, Chief Financial Officer (reporting to the Chief Executive Officer), and Mitchell Kahn, $400,000, Co-President (reporting to the Chief Executive Officer). The employment agreements provide that each officer may be eligible for an annual bonus which will be awarded by the compensation committee of the RAIT board of trustees in its discretion. Any increase in salary for each of the executives will also be subject to the discretion of the compensation committee; provided, however, that on January 1, 2007 and January 1, 2008, the salary for Mr. Cohen will be increased by no less than 10% and on January 1, 2007, the salary of Mr. Kahn will be increased by no less than 10%. At the end of the three-year term for the executive officers (or on April 28, 2008, in the case of Mr. Kahn), the employment agreements automatically extend for additional one-year periods unless either party terminates the agreement not later than three months prior to its expiration.

The employment agreements referred to above provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other senior executives of RAIT, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time.

If an executive’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including a pro rata bonus for the year of termination), and other existing obligations. In addition, if RAIT terminates an executive’s employment without “cause” (as defined in the applicable employment agreement) or if an executive terminates his employment for “good reason,” RAIT will be obligated to pay:

•	for Mr. Cohen, a lump sum payment of severance equal to 3 multiplied by the sum of (x) the highest bonus earned in the one year period preceding the date of termination plus (y) the greater of (a) the average of the annual salary over the three calendar years prior to the date of termination, (b) if less than three years have elapsed from the date of employment to termination, the highest annual salary in any calendar year prior to the date of termination or (c) if less than 12 months have elapsed from the date of employment to termination, the highest annual salary received in any month times 12; and

•	for Messrs. Salmon and Kahn, a lump sum payment of an amount equal to 1.5 times the then current annual base salary plus the highest bonus earned in the one-year period prior to termination.

Additionally, in the event of a termination by RAIT for any reason other than for cause or by the executive for good reason, all of the outstanding equity-based awards (including options and restricted shares) granted to the executive will become fully vested.

In addition, if RAIT gives notice that the employment agreement will not be renewed at the end of the term, such executive will be entitled to (i) a cash payment equal to the payments described in the preceding paragraph and (ii) the full vesting of all outstanding equity-based awards.

Upon a “change of control” of RAIT (as defined in the applicable employment agreement), the executive officers will become fully vested in their options and restricted shares. In addition, if the executive terminates employment within six months after a change of control, for any reason, the termination will be deemed to be for good reason. If payments become due as a result of a change of control and the excise tax imposed by Section 4999 of the Internal Revenue Code applies, the terms of the employment agreements require RAIT to pay the executive a “gross up” payment in the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

Under these employment agreements, for an 18 month period (or 12 months in the case of Mr. Kahn), after the termination of the executive’s employment, the executives, other than Mr. Cohen, have agreed not to compete with RAIT, either by working with or investing in (subject to certain exceptions) enterprises engaged in a business substantially similar to RAIT’s business during the period of the executive’s employment with RAIT.

On December 11, 2006, RAIT entered into an amended and restated employment agreement with Mrs. Cohen in connection with the Merger. A summary of the terms of her amended and restated employment agreement, including the principal revisions, is as follows: (i) Mrs. Cohen will continue as Chairman of the Board of Trustees of RAIT (prior to the amendment she was also the Chief Executive Officer of RAIT); (ii) the employment agreement will now have a continuous three year term (prior to the amendment the term was a continuous five year term); (iii) her annual base salary was reduced to $375,000 (prior to the amendment her 2006 annual base salary was $700,000); (iv) if her employment is terminated without “cause” or she resigns for “good reason” (each as defined in the amended and restated employment agreement) during the term of the employment agreement and she executes and does not revoke a mutual release, she will now receive (A) a lump sum cash severance payment equal to three times the sum of her base salary and target annual cash bonus for the fiscal year of her termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of her base salary) (prior to the amendment this cash severance payment was equal to the base salary that would be payable to her over the remaining period of the employment term), (B) a pro rata portion of her target bonus for the fiscal year of her termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of her base salary) (prior to the amendment the pro rated bonus would only apply if she had a bonus opportunity for the year of termination), (C) continued medical coverage for 18 months for herself and her spouse and dependents as if she had continued in employment with RAIT, or, at RAIT’s election, the after-tax cost of such coverage if her continued participation is not permitted or would have adverse tax consequences to the plan, and (D) all other amounts earned, accrued and owing but not yet paid to her; (v) if her employment is terminated on account of her death or disability, she will receive all amounts earned and accrued as of such date and a pro rated bonus for the fiscal year of her death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of her base salary) (prior to the amendment the pro rated bonus would only apply if she had a bonus opportunity for the year of termination); (vi) if a “change of control” of RAIT (as defined in the amended and restated employment agreement) occurs and Mrs. Cohen is in receipt of an excess parachute payment (within the meaning of Section 280G of the Internal Revenue Code), RAIT will fully gross her up on an after-tax basis for any excise taxes that result under Section 4999 of the Internal Revenue Code from the excess parachute payment (prior to the amendment there was no gross up provision); and (vii) the term “good reason” was amended to provide that the failure of the other Board members to elect her as Chairman of the Board would constitute good reason, but her ceasing to be the Chief Executive Officer will not constitute good reason (prior to the amendment if she was demoted she could resign for good reason).

In addition, certain changes were made to the terms and conditions of her supplemental executive retirement plan (the “SERP”) as described in her employment agreement. Specifically, these changes include (i) an increase of the total number of Shares that are distributable as the Share portion of her benefit under the SERP by an additional 69,422 Shares, so that a total of 128,334 Shares will be distributed, plus any additional Shares that are attributable to dividends paid on such Shares and are used to purchase additional Shares for this portion of the SERP benefit; (ii) the cash portion of her benefit under the SERP will be based on her average base pay and bonus for the 2004, 2005 and 2006 calendar years; (iii) the cash and Share portion of her SERP benefit will commence to be paid on July 1, 2007, unless she makes an alternative election under the terms of the SERP document or she terminates employment with RAIT prior to January 1, 2007; and (iv) RAIT will contribute to the rabbi trust established for the SERP an amount that is intended to be sufficient to provide for the full payment of her benefit under the SERP.

In connection with the amendment and restatement of the employment agreement, RAIT memorialized the terms of the SERP benefit set forth in Mrs. Cohen’s employment agreement in an amended and restated SERP plan document (the “SERP Plan”). The SERP Plan also incorporated the relevant provisions of Section 409A of the Internal Revenue Code. The SERP is a nonqualified deferred compensation plan that only covers Mrs. Cohen.

Under the terms of the SERP Plan, Mrs. Cohen’s benefit consists of two components, a Share component and a cash component. The Share component will be paid to Mrs. Cohen entirely in the form of Shares and will equal 128,334 Shares, plus an additional number of Shares as a result of dividends paid on such Shares after they are credited to Mrs. Cohen’s account under the SERP. These Shares will be distributed to Mrs. Cohen in a single sum on July 1, 2007, unless she terminates employment with RAIT prior to January 1, 2007 or she elects by December 31, 2006 to receive such Shares at a later date or in installments over a period not to exceed twenty years. These Shares are currently held in a rabbi trust established for purposes of the SERP. The cash component is equal to 50% of the amount determined by subtracting the “primary social security benefit” (as defined in the SERP Plan)

from 60% of her three year average annual compensation for the 2004, 2005 and 2006 calendar years, increased by 1/2 % for each month between October 29, 2006 and the date on which the cash benefit portion commences to be paid. The cash component will commence to be distributed to Mrs. Cohen in a 50% joint and survivor annuity on July 1, 2007, unless she terminates employment with RAIT prior to January 1, 2007 or she elects by December 31, 2006 to commence receiving the cash portion at a later date or in an actuarial equivalent value single life annuity or lump sum payment. RAIT has contributed to the rabbi trust an amount intended to cover this cash benefit.

Mrs. Cohen is fully vested in her entire benefit under the SERP; however, if her employment terminates on account of her engaging in conduct that constitutes “cause” (as defined in the SERP Plan) she will forfeit her entire benefit under the SERP. If Mrs. Cohen dies prior to the commencement of the payment of her benefits under the SERP her spouse will receive a single sum distribution of 50% of the Shares attributable to her Share benefit and 50% of the actuarial equivalent lump sum value of her cash benefit. If she dies after the commencement of the payment of her benefit, her benefit will continue to be paid in the same form as it was paid prior to her death.

On December 11, 2006, RAIT entered into an amended and restated employment agreement with Mr. Schaeffer in connection with the Merger. A summary of the terms of his amended and restated employment agreement, including the principal revisions, are as follows: (i) Mr. Schaeffer will serve as the Co-President and Co-Chief Operating Officer of RAIT (prior to the amendment he did not share these positions); (ii) the employment agreement will now have a continuous three year term (prior to the amendment the term was a continuous five year term); (iii) his annual base salary was maintained at $500,000; (iv) if his employment is terminated without “cause” or he resigns for “good reason” (each as defined in the amended and restated employment agreement) during the term of the employment agreement and he executes and does not revoke a mutual release, he will now receive (A) a lump sum cash severance payment equal to one and a half times the sum of his base salary and average annual cash bonus for the three year period immediately prior to his termination of employment (prior to the amendment this cash severance payment was equal to the base salary that would be payable to him over the remaining period of the employment term), (B) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary) (prior to the amendment the pro rated bonus would only apply if he had a bonus opportunity for the year of termination), (C) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, or, at RAIT’s election, the after-tax cost of such coverage if his continued participation is not permitted or would have adverse tax consequences to the plan, and (D) all other amounts earned, accrued and owing but not yet paid to him; (v) if his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro rated bonus for the fiscal year of his death or disability (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to 100% of his base salary) (prior to the amendment the pro rated bonus would only apply if he had a bonus opportunity for the year of termination); (vi) if a “change of control” of RAIT (as defined in the amended and restated employment agreement) occurs and Mr. Schaeffer is in receipt of an excess parachute payment, RAIT will fully gross him up on an after-tax basis for any excise taxes that result under Section 4999 of the Internal Revenue Code from the excess parachute payment (prior to the amendment there was no gross up provision); and (vii) the term “good reason” was amended to provide that if Daniel Cohen is no longer the Chief Executive Officer of RAIT Mr. Schaeffer can terminate for good reason (prior to this amendment Mrs. Cohen ceasing to be the Chief Executive Officer and Chairman of the Board of Trustees of RAIT without cause or for good reason would constitute good reason).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2006, immediately following the effective time of the Merger, RAIT filed articles of amendment changing its name to “RAIT Financial Trust.” A copy of these articles of amendment is attached to this current report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Title
2.1	Agreement and Plan of Merger dated as of June 8, 2006 among RAIT Investment Trust, RT Sub Inc. and Taberna Realty Finance Trust (1).

3.1	Articles of Amendment to Amended and Restated Declaration of Trust of RAIT Investment Trust.

4.1	Form of Stock Certificate for Common Shares of Beneficial Interest.

10.1	Amended and Restated Employment Agreement dated as of December 11, 2006 between RAIT Investment Trust and Betsy Z. Cohen.

10.2	RAIT Investment Trust Executive Pension Plan for Betsy Z. Cohen as amended and restated effective as of January 1, 2005.

10.3	Second Amended and Restated Employment Agreement dated as of December 11, 2006 between RAIT Investment Trust and Scott F. Schaeffer.

10.4	First Amendment to Revolving Credit Agreement dated as of December 11, 2006 among RAIT Investment Trust, RAIT Partnership, L.P. and RAIT Asset Holdings, LLC, as the borrowers, and KeyBank National Association, as administrative agent, and certain lenders.

10.5	Taberna Realty Finance Trust 2005 Equity Incentive Plan.

99.1	Press Release.

(1)	Incorporated herein by reference to RAIT Investment Trust’s Form 8-K as filed with the Securities and Exchange Commission on June 13, 2006 (File No. 1-14760).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: December 15, 2006	By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer